Exhibit 10.23

SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”), dated April 27, 2006, effective July 31, 2005, is made by and between Diversified Apparel Resources, LLC f/k/a Commerce Clothing Company, LLC (“Diversified”), a California limited liability company with its principal executive offices at 5804 East Slauson Avenue, Commerce, California 90040 and Cygne Designs, Inc., a Delaware corporation (“Cygne”), having its principal executive office at 11 West 42nd Street, New York, New York 10036.

RECITALS

A. Diversified and Cygne previously entered into a Distribution Agreement dated July 31, 2005, as amended on December 9, 2005 (the “First Amendment”) (collectively, the “Agreement”) providing for the provision by Diversified of certain distribution services for Cygne under the terms and conditions set forth in the Agreement.

B. The parties desire to amend certain provisions of the Agreement and incorporate this Amendment therein.

C. Except as otherwise set forth herein, any terms used but not defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Diversified and Cygne hereby agree that during the Amendment Term (as defined in the First Amendment), the Agreement shall be amended as follows:

(a) Section 6(g) is hereby deleted in its entirety and replaced with the following:

(g) Inventory. On the last day of each month during the Amendment Term, Diversified shall invoice Cygne for all inventory that Diversified has on hand at the end of the month and which Cygne intends to ship to its customers in the subsequent month (the “Inventory”). Title to the Inventory shall transfer to Cygne upon Diversified’s invoicing of such Inventory.

2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	President

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Chief Executive Officer

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